SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 21, 2003

         Structured Asset Securities Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-106925	74-2440850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Seventh Avenue, 7th Floor New York, New York (Address of Principal Executive Offices)	10019 (Zip Code)

Registrant’s telephone number, including area code:  (212) 526-7000

                                 No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

The Registrant registered issuances of its Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates Series 2003-BC11 on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3 (Registration File No. 333-106925) (the “Registration Statement”).  Pursuant to the Registration Statement, the Registrant issued $2,023,938,000 aggregate principal amount of Class A1, Class A2, Class A3, Class A-IO, Class M1, Class M2, Class M3, Class M4, Class M5 and Class B Certificates of its Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2003-BC11 on October 31, 2003.  This Current Report on Form 8-K is being filed to satisfy an undertaking, contained in the definitive Prospectus dated August 26, 2003, as supplemented by the Prospectus Supplement dated October 29, 2003 (the “Prospectus Supplement”), to file information relating to the purchase of additional mortgage loans by the Registrant.

Pursuant to a transfer supplement dated as of November 1, 2003 (the “Transfer Supplement”), supplementing the Mortgage Loan Sale and Assignment Agreement dated as of October 1, 2003, between Lehman Brothers Holdings Inc., as seller and Structured Asset Securities Corporation (the “Depositor”), as purchaser, the Depositor acquired on November 21, 2003, mortgage loans having an aggregate Scheduled Principal Balance as of November 1, 2003 (the “Subsequent Cut-Off Date”) of $170,286,917.47 identified on the Mortgage Loan Schedule attached as Schedule I to the Transfer Supplement (the “Subsequent Mortgage Loans”), for inclusion in Structured Asset Investment Loan Trust 2003-BC11 (the “Trust Fund”).  The Trust Fund was established pursuant to a Trust Agreement dated as of October 1, 2003 (the “Trust Agreement”), among the Depositor, LaSalle Bank National Association, as trustee, Aurora Loan Services Inc., as master servicer, Wells Fargo Bank Minnesota, National Association, as securities administrator and The Murrayhill Company, as credit risk manager.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Transfer Supplement No. 1 dated as of November 1, 2003, between Structured Asset Securities Corporation, as depositor, and Lehman Brothers Holdings Inc., as seller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRUCTURED ASSET SECURITIES

CORPORATION

By:  /s/Ellen V. Kiernan

      Name: Ellen V. Kiernan

      Title:   Senior Vice President

Dated:  November 21, 2003

EXHIBIT INDEX

Exhibit No.	Description	Page No.
99.1	Transfer Supplement No. 1 dated as of November 1, 2003, between Structured Asset Securities Corporation, as depositor and Lehman Brothers Holdings Inc., as seller.	6